Exhibit 10.6

Consultant's Agreement

Agreement ("Agreement"), is made and entered into on August 25, 2014, between Zero Gravity Solutions, Inc., located at 190 NW Spanish River Blvd., Ste. 101, Boca Raton, FL 33431 ("Company") and A+ Accounting Services, Inc., acting herein by its President, Lisa Gainsborg, duly authorized, with current legal address 20931B Via Oleander, Boca Raton, FL 33428 ("Consultant").

In consideration of the mutual covenants set forth herein, Company agrees to engage Consultant and Consultant agrees to perform work (see "Scope of Work") for the Company, as described herein:

1.          SCOPE OF WORK

A.           TITLE; Accountant

B.           Primary Duties and Functions ("Delivery"); Consultant is hereby engaged by Company to provide duties, services and functions, as detailed in the "Scope of Work" document attached.

·              Duty of Loyalty and Best Efforts:

Consultant understands that for which they've been engaged, and agrees to loyalty, good faith, and their best efforts to any and all Delivery, as described herein, and to the reasonable satisfaction of the Company. Consultant understands they are entitled ONLY to compensation, for Delivery, as set forth in this Agreement, and agrees to refrain from any action or practice, of any kind whatsoever, which would compete, conflict, impinge on or interfere with the Company or Company's business, in any way. Consultant further acknowledges they will not engage in any action, practice or business that may be construed to be a "conflict of interest" with Company, unless previously agreed to and in writing, and according to the guidelines already set by provisions of Company's signed NDA.

D.           Billable Time;

Consultant understand and agrees that, their Delivery to the Company may be accomplished at any place or locations,

determined and agreed between the parties, that is conducive to Delivery as described (Scope of Work).

2.          PERFORMANCE TERMS

Based upon representations made to the Company, by the Consultant of their organization, as well as reasonable expectations of the Company, from the Consultant, the following performance terms apply: [See attached.]

Consultant understands and agrees that any failure to deliver the "services as described", may result in termination and possibly non-payment for any services disputed or considered not received; Delivery constitutes a reasonable and substantial condition of this engagement but in no way guarantees any continued relationship or engagement.

3.          COMPENSATION

A.           Base Compensation

Consultant will be compensated $4,000.00 (gross) per month, payable bi-monthly on the 15th and last business day of each month, pending adequate funding to the Employer, of "operating" and "running" expenses, and making any and all payments subject to "accrual" for payment at a later date; Consultant acknowledges and agrees that, said payment may accrue, on a monthly basis, pending said "funding". This also applies to any EXTRAORDINARY payments.

B.           Any EXTRAORDINARY Payment (EP)

Any EP to which Consultant is or may become eligible, and following guideline for "accruals" above, will be described separately; any questions relating to such EP should be directed to the CEO. Any such accrued EP, from Company, MAY be considered a "draw" and MAY be deducted from any future EP earned. Furthermore, if/when this Agreement between the parties ends or is terminated, any unpaid EP that is/was "earned" prior to termination, will be paid, after an agreed audit of accrual, and within 60 days of said termination.

C.           Expense Reimbursement

Consultant is entitled to reimbursement of any/all authorized expenses occurring in performance of their Delivery under this Agreement. To receive reimbursement, Consultant MUST provide timely and complete "expense reports", with a fully itemized account of all expenditures, along with original expense receipts. Any amount over the set per diems will require prior written authorization. Expenses will NOT be paid without completed expense report and original receipts.

4.          MISCELLANEOUS

A.           Insurance

L          Consultant is responsible to provide their own health insurance; in the event Consultant's designation changes to "Employee", they MAY be eligible for Company provided health insurance, after 90 days of engagement as Employee.

ii.          Company will provide details of their up to date Liability Insurance, a Certificate of which will be provided to Consultant, by request; Consultant is responsible to provide their OWN Liabiity Insurance, a Certificate of which MUST be provided to Company, upon execution of this Agreement, and which MUST be updated, each year or when existing Certificate expires as part and parcel of this Agreement.

B.           Professional Licenses and Memberships

Consultant is obligated to maintain any professional licenses necessary for Delivery as set forth in this Agreement. Consultant is also urged to seek membership in any associations related to our industry or that of our clientele, at their own expense. At Company's discretion, there MAY be assistance available toward payment of certain and specific licenses or memberships which Company considers essential to Delivery in their role.

5.          TERMINATION

Consultant understands their engagement is "At Will", and may be terminated at any time and for any reason, permitted by law, with or without cause and with or without notice.

6.          COVENANTS

A.           Non-Disclosure of Trade Secrets, Customer Lists and Other Proprietary Information Refer to NDA signed as part and parcel of engagement with the Company.

B.           Non-Solicitation and Non-Recruit Covenant

Consultant agrees that, for a period of 2 years following termination of this Agreement, for any reason whatsoever, they will not solicit customers or clients of the Company and by agreeing to this covenant, acknowledge that, their contributions to Company are unique to Company's success; they have significant access to Company's trade secrets and other confidential or proprietary information regarding Company's customers or clients. Further to B, above, Consultant agrees not to recruit any of Company's staff for the purpose of any outside business, either during or for a period of 2 years after tenure of their Agreement with Company, and agrees that any such effort constitutes a violation of this non-solicitation covenant.

C.           Non-Compete Covenant

[Non-compete will be enforced accordingly with the laws of the state of Florida or that state in which the Employee performs the main duties of their role; whichever serves best to protect the Company.]

D.           Adherence to Company's Policies, Procedures, Rules and Regulations

Consultant agrees to, in their role, adhere to all policies, procedures, rules and regulations set forth by Company, said policies, procedures, rules and regulations as provided, and/or any other personnel practices or policies of Company. To the extent that our policies, procedures, rules and regulations conflict with any term of this Agreement, specific terms of this Agreement will prevail.

E.           Covenant to Notify Management of Unlawful Acts or Practices

The Company demonstrates full compliance with all governmental laws, regulations and ethics code applicable to their profession and Consultant agrees to abide by such as well as any other rules, regulations, policies and procedures and Consultant agrees to immediately bring any suspected violations of any such laws, ethics codes, rules, regulations, policies or procedures, directly to Employer for investigation and appropriate action taken.

7.          PROPERTY RIGHTS

A.           Existing Customers or Clientele of Employee

Company understands that, existing customers and/or clients of Consultant are the property of Consultant. Consultant likewise understands and agrees that, and any existing customers and/or clients of Company are and will remain the property of the Company, and agreement to this clause is part and parcel to conditions of their engagement with the Company and any violation of this clause may terminate the Agreement and render payment null and void.

B.      New Customers or Clientele Generated While Engaged — INAPPLICABLE

Any customers and/or clients generated by Consultant pur

bjcct to both the n

C.           Records and Accounts

All records and accounts maintained during and as part of the course of engagement are the property of Company, shall remain current and be maintained on site at Company's main place of business.

D.           Return upon Termination

Upon termination of this Agreement, Consultant agree to the immediate return of all Company's property, including, but not limited to, intellectual property, trade secret information, customer lists, any operating manuals, records and accounts, materials subject to copyright, trademark or patent protection, customer and Employer information, business documents, reports, keys, passes, computer, laptop, phone, any security devices or other Company property.

E.           Copyrights, Inventions and Patents

Any copyrights, inventions or patents created or obtained, whole or in part by Consultant during the course of this Agreement, are considered "works for hire" and Company property and Consultant hereby assigns all rights and interest in any copyright, invention, patents or other property related to the business of the Company, to the Company and if working on any patentable material, a separate, written patent assignment agreement, must be struck between the parties.

8.          INDEMNIFICATION FOR THIRD PARTY CLAIMS

Consultant hereby indemnifies, defends, saves and holds harmless the Company, its shareholders, officers, Directors, and other agents (other than Consultant) from and against all claims, liabilities, causes of action, damages, judgments, attorneys' fees, court costs, and expenses which arise out of or are related to the Consultant's performance under this Agreement, failure to Deliver as required, or result from conduct while engaging in any activity outside the scope of this Agreement, before, during or after the termination of this Agreement. This obligation of indemnification survives expiration or termination of this Agreement.

9.          MEDIATION AND BINDING ARBITRATION

The parties agree first, to mediate and may then submit to binding arbitration any claims that they may have against each other, of any nature whatsoever, other than those prohibited by law or for worker's compensation, unemployment or disability benefits, pursuant to the rules of the American Arbitration Association. Consultant understands, agrees to and will sign the attached "Agreement to Mediate/Arbitrate" as a condition of engagement.

10.         LIMITATION OF DAMAGES

Any remedy Consultant may have for breach of Agreement related obligation, whether under law or by contract, is limited to equivalent of three (3) months billing where allowed by law; inclusive of any claims for special, general, compensatory, emotional or punitive damages, or loss of income.

11.         ATTORNEYS' FEES AND COSTS

The parties agree that, should any action be instituted by either party against the other regarding the enforcement of the terms of this agreement, the prevailing party is entitled to all of its expenses related to such litigation, including but not limited to reasonable attorneys' fees/costs, before and after judgment.

12.         MISCELLANEOUS PROVISIONS

A.           Accuracy of Representations

Any projections regarding financial status or potential for growth of the Company are matters of opinion only and do not constitute legally binding representation. Consultant understands and agrees they have had ample time and opportunity to conduct due diligence of the Company and are satisfied with the representations that have been made.

B.           Notices

Any notices required under this Agreement will be in writing, sent certified mail, return receipt requested, to the principal place of business of the Company, or to the place of business of the Consultant, as set forth herein.

C.           Entire Agreement

This document represents the complete and exclusive statement of agreement between the parties. No other agreements,

covenants, representations or warranties, express or implied, oral or written, exist.

D           The Effect of Prior Agreements or Understandings

This document supersedes any and all prior Agreements or understandings between the parties, including letters of intent or understanding, except for those documents specifically referred to herein.

E.           Modifications

The parties agree that this writing, along with those Agreements referred to within it, including but not limited to the NDA, comprise the entire Agreement between the parties. Any modifications to this Agreement may only be in writing and must be signed by the CEO of the Company.

F.           Severability of Agreement

To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

G.           Waiver of Breach

The waiver by Company of a breach of any provision of this Agreement by the Consultant shall not operate as a waiver of any subsequent breach by the Consultant. No waiver shall be valid unless placed in writing and signed by the CEO of the Company.

H.           Ambiguities Related to Drafting

The parties hereto agree that any ambiguity created herein will not be construed against the drafter of same.

L           Choice of Law, Jurisdiction and Venue

The parties hereto agree to be governed by and in accordance with the laws of the state of Florida. Should any claims be brought against Company relating to terms or conditions of employment, it shall be brought within a court of competent jurisdiction within Palm Beach County.

J.            Drug Free Workplace

The Company maintains a drug-free work place; Consultant understands, agrees and supports this policy and understands that the Company reserves the right to choose to keep or terminate any Agreement with any party who deviates from or violates this policy, in support of said policy.

K.          Statute of Limitations

Consultant understands and agrees they have a one year statute of limitation for the filing of any requests for mediation or arbitration, or for any lawsuit related to this Agreement or the terms and conditions of their engagement. Should any related said claim be filed more than one year subsequent to Consultant's last day of engagement with and by Company, it is precluded by this provision, regardless of whether the claim had accrued at that time or not.

L.          Attorney Review

Consultant warrants and represents that, by executing this Agreement, they've had ample opportunity and have, at their discretion, sought any legal advice desired, from an attorney of Consultant's choice, so that the terms of this Agreement and their consequences could have been fully read and explained to Consultant by an attorney, and that they fully understand all of the terms of this Agreement.

A+ Accounting Services, Inc., acting herein by Lisa
Gainsborg, its President, duly authorized
Consultant’s Name (Please Print)

Consultant’s Signature	Date
8/26/14
Company Representative	Date

Consultant’s Signature	Date
8/28/14
Company Representative	Date

SCHEDULE A

(TO CONSULTING AGREEMENT BETWEEN ZERO GRAVITY SOLUTIONS, INC.
and A+ ACCOUNTING SERVICES, INC. (Lisa Gainsborg) dated, August 25, 2014)

1 D. Scope of Work

Any and all accounting related duties as required by a public corporation including but not limited to, preparation of quarterly financials, franchise tax returns, federal and state tax returns for all entities, budget planning, financial reports, general advice regarding the structuring of corporate entities, implementation of accounting systems and network, manufacturing related accounting such as purchase orders and invoices and plan of protocol regarding billing for manufacturing facilities, year-end review and financial accounting in preparation for yearly audits, other duties as deemed necessary and relevant to public accounting principles for corporations.

2. Performance TermsThis Contract shall expire three months (3) from effective date. At that time your performance shall be reviewed and ZGSI shall retain your services further or make an offer of employment to Lisa Gainsborg, individually.